Exhibit 99.1

PROG Holdings, Inc. Begins Operating as an Independent, Publicly Traded Company

Aaron’s Holdings, Inc. Completes Spin-off of its Aaron’s Business Segment and

Changes Name to PROG Holdings, Inc.

SALT LAKE CITY, December 1, 2020 – PROG Holdings, Inc. (NYSE: PRG) (“Progressive”) today announced it has begun operating as a standalone business following the completion of the previously announced spin-off of its Aaron’s Business segment. Starting today, December 1, 2020, Progressive will begin “regular-way” trading on the New York Stock Exchange (“NYSE”) under the ticker symbol “PRG.”

“This is a historic day for Progressive. Since pioneering virtual lease-to-own in 1999, we have continued to be the leading point-of-sale lease-to-own solution in the United States. The completion of the separation provides us with the opportunity to extend our leadership position even further by enhancing our focus on our profitable, high growth, asset light business model, which we believe will enable us to unlock substantial value creation opportunities for our retail partners, employees and shareholders,” said Steve Michaels, Chief Executive Officer of Progressive.

As an independent, publicly traded company, Progressive will be well-positioned for continued strong growth by:

•	Investing in innovative and scalable technologies that are deeply integrated with its retail partners,

•	Growing existing retail partnerships,

•	Attracting, converting and profitably scaling new retail partner opportunities, and

•

Maintaining an attractive financial profile driven by strong cash generation with substantial capital available to re-invest in the business, acquire innovative and scalable technologies or businesses, and return capital to shareholders.

Under the terms of the spin-off of the Aaron’s Business segment, Progressive shareholders of record as of the close of business on November 27, 2020, the record date for the distribution, received one share in The Aaron’s Company, Inc. (“Aaron’s”), the new company that will operate the Aaron’s Business segment going forward, for every two shares of Progressive common stock held by them. Progressive completed the distribution of Aaron’s common stock to its shareholders on November 30, 2020. The distribution of Aaron’s shares was made in book-entry form and no action or payment by Progressive shareholders was required to receive Aaron’s shares. No physical share certificates of Aaron’s were issued.

About PROG Holdings, Inc.

Headquartered in Salt Lake City, PROG Holdings, Inc. (NYSE: PRG), is a leading provider of lease-purchase solutions through more than 30,000 retail partner locations in 46 states and the District of Columbia, including e-commerce merchants. The Company also operates Vive Financial, a provider of a variety of second-look credit products that are originated through federally-insured banks. For more information, visit ProgLeasing.com, and ViveCard.com.

Cautionary Statement on Forward-Looking Language

Statements in this press release regarding our business that are not historical facts are “forward looking statements” that involve risks and uncertainties which could cause actual results to differ materially from those contained in the forward-looking statements. These risks and uncertainties include factors such as (i) the impact of the COVID-19 pandemic and related measures taken by governmental or regulatory authorities to combat the pandemic and by us to combat the impact of the pandemic on our business, including the impact of the pandemic and such measures on: (a) demand for the lease-to-own products offered by us, (b) increases in lease merchandise write-offs and the provision for returns and uncollectible renewal payments, (c) our retail partners, (d) our customers, including their ability and willingness to satisfy their obligations under their lease agreements, (e) our retailers’ ability to restock adequate merchandise, (f) our employees, (g) our labor needs, including our ability to adequately staff our operations, (h) our revenue and overall financial performance, and (i) the manner in which we are able to conduct our operations; (ii) changes in the enforcement of existing laws and regulations and the adoption of new laws and regulations that may unfavorably impact our businesses; (iii) the effects on our business and reputation resulting from our announced settlement and related consent order with the FTC, including the risk of losing existing retail partners or being unable to establish new partnerships with additional retailers, and of any follow-on regulatory and/or civil litigation arising therefrom; (iv) other types of legal and regulatory proceedings and investigations, including those related to customer privacy, third party and employee fraud and information security; (v) the possibility that the operational, strategic and shareholder value creation opportunities from the separation can be achieved; (vi) the failure of the separation to qualify for the expected tax treatment; (vii) increased competition from traditional and virtual lease-to-own competitors, as well as from traditional and on-line retailers and other competitors; (viii) weakening general market and economic conditions, especially as they may affect retail sales, unemployment and consumer confidence or spending levels; (ix) cybersecurity breaches, disruptions or failures in our information technology systems and our failure to protect the security of personal information about our customers; (x) our ability to attract and retain key personnel; (xi) compliance with, or violation of, laws and regulations, including consumer protection laws; (xii) our ability to maintain and improve market share in the categories in which we operate despite heightened competitive pressure; (xiii) our ability to access capital markets or raise capital, if needed; (xiv) our ability to protect our intellectual property and other material proprietary rights; (xv) changes in our services or products; (xvi) our ability to acquire and integrate businesses, and to realize the projected results of acquisitions; (xvii) negative reputational and financial impacts resulting from future acquisitions or strategic transactions; (xviii) restrictions contained in our debt agreements; and (xix) the other risks and uncertainties discussed under “Risk Factors” in the Aaron’s, Inc., Annual Report on Form 10-K for the fiscal year ended December 31, 2019 and in the Aaron’s Holdings Company, Inc., Quarterly Report on Form 10-Q for the quarter ended September 30, 2020. Such forward-looking statements generally can be identified by the use of forward-looking terminology, such as “believe,” “expect,” “expectation,” “anticipate,” “may,” “could,” “should”, “intend,” “belief,” “estimate,” “plan,” “target,” “project,” “likely,” “will,” “forecast,” “outlook,” and similar terminology. Statements in this press release that are “forward-looking” include without limitation statements about our expectations regarding: our ability to invest in innovative and scalable technologies, our ability to grow existing retail partnerships and attract new retail partner opportunities, and our ability to maintain an attractive financial profile and return capital to shareholders. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release. Except as required by law, we undertake no obligation to update these forward-looking statements to reflect subsequent events or circumstances after the date of this presentation.

Contact

John Baugh

Vice President, Investor Relations

(385) 351-1390